Exhibit 1.1

EXCEL TRUST, L.P., as Issuer

EXCEL TRUST, INC., as Guarantor

$250,000,000 4.625% SENIOR NOTES DUE 2024

UNDERWRITING AGREEMENT

May 7, 2014

May 7, 2014

Barclays Capital Inc.

Wells Fargo Securities, LLC

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Wells Fargo Securities, LLC

550 South Tryon Street

5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Excel Trust, L.P., a Delaware limited partnership (the “Company”), and Excel Trust, Inc., a Maryland corporation (the “Guarantor”), each confirms its agreement with Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto (the “Underwriters”), with respect to the proposed issuance and sale of $250,000,000 aggregate principal amount of the Company’s 4.625% Senior Notes due 2024 (the “Notes”). The Notes will (i) have terms and provisions which are summarized in the Time of Sale Prospectus and the Prospectus (each as defined below), (ii) be issued pursuant to an indenture (the “Base Indenture”), to be dated on or about May 12, 2014, by and among the Company, the Guarantor and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) to be dated on or about May 12, 2014 by and among the Company, the Guarantor and the Trustee and (iii) be guaranteed on an unsecured senior basis by the Guarantor (the “Guarantees”).

The Company and the Guarantor have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (333-189517 and 333-189517-01), including a prospectus relating to the securities (the “Shelf Securities”), including the Notes and the Guarantees, to be issued from time to time by the Company and the Guarantor. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated July 19, 2013 in the form first used to confirm sales of the Notes (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Notes and the Guarantees in the form first used to confirm sales of the Notes (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to

Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. If the Company has filed an abbreviated registration statement to register additional Notes pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company or the Guarantor with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.       Representations and Warranties.  Each of the Company and the Guarantor, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a)      The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company and the Guarantor, threatened by the Commission. Each of the Company and the Guarantor satisfies all conditions and requirements for filing the Registration Statement on Form S-3 under the Securities Act and the applicable rules and regulations of the Commission thereunder as set forth in the Commission’s Form S-3.

(b)      (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not as of the date of any such amendment or supplement contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Notes in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 3), the Time of Sale Prospectus, as then amended or supplemented by the Company and the Guarantor, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) as of its date, the date hereof and the Closing Date, the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)      Each of the Company and the Guarantor is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company or the Guarantor is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company or the Guarantor has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company or the Guarantor complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company and the Guarantor have not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)      The Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, operate and lease its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Guarantees, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Guarantor and each of its subsidiaries, including the Company (each a “Subsidiary,” and together, the “Subsidiaries”), taken as a whole.

(e)      The subsidiaries listed in Schedule IV attached hereto are the only Subsidiaries of the Guarantor. Each Subsidiary has been duly formed, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, and has the power and authority to own and to operate and lease its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture, the Notes and the Guarantees, as applicable, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Guarantor, the Company and the other Subsidiaries, taken as a whole. The subsidiaries listed in Schedule V attached hereto are the only subsidiaries of the Guarantor that constitute “significant subsidiaries” within the meaning of Rule 1-02(w) of Regulation S-X (the “Significant Subsidiaries”).

(f)      This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(g)     The Guarantor has, and will have on the Closing Date, an authorized capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under “Description of Common Stock” and “Description of Preferred Stock” and the shares of capital stock of the Guarantor outstanding prior to the issuance of the Notes have been duly and validly authorized and issued and are fully paid and non-assessable, and the authorized capital stock of the Guarantor conforms in all material respects as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h)     All of the issued and outstanding units of partnership interest in the Company (the “OP Units”) have been duly and validly authorized and issued and are fully paid and non-assessable. None of the OP Units were issued in violation of the preemptive or other similar rights of any security holder of the Company or any other person or entity. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, OP Units or other ownership interests of the Company. All offers and sales of the OP Units prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

(i)      All of the issued and outstanding shares of capital stock or other ownership interests of each Subsidiary other than the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all outstanding shares of capital stock or other ownership interests of the Subsidiaries other than the Company are owned by the Guarantor either directly or through subsidiaries that are wholly owned by the Company, free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind.

(j)      Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of the Guarantor or any Subsidiary other than the Company.

(k)      This Agreement constitutes a legally valid and binding obligation of each of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms, except to the extent that such enforceability may be limited by (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought.

(l)       The Second Amended and Restated Agreement of Limited Partnership of the Company, dated as of January 31, 2012, as amended (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by the Guarantor and is a valid and binding agreement of the Guarantor, enforceable in accordance with its terms.

(m)     The Indenture has been duly authorized by the Company and the Guarantor and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantor and, when duly executed and delivered by the Trustee, will be a valid and binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except as the enforceability thereof may be limited by (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought. The Indenture (i) has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) will comply as to form in all material respects with the requirements of the Trust Indenture Act and (iii) will conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(n)      The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought, and the Notes will conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(o)      The Guarantees have been duly authorized by the Guarantor and, when executed and delivered by the Guarantor, and when the Notes have been duly authorized and executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Guarantor entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with their terms, except as enforcement thereof may be limited by (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought, and the Guarantees will conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(p)      No Subsidiary of the Guarantor is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Guarantor, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Guarantor any loans or advances to such Subsidiary from the Guarantor or from transferring any of such Subsidiary’s property or assets to the Guarantor or any other Subsidiary of the Guarantor except pursuant to the terms of any indebtedness set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(q)      The execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of their respective obligations under, this Agreement, the Indenture, the Notes and the Guarantees, as applicable, will not contravene any provision of applicable law or the organizational documents of the Guarantor, the Company or any other Subsidiary or any agreement or other instrument binding upon the Guarantor, the Company or any other Subsidiary that is material to the Guarantor, the Company and the other Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantor, the Company or any other Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company and the Guarantor of their respective obligations under this Agreement, the Indenture, the Notes and the Guarantees, as applicable, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Notes and except for any such consents, approvals, authorizations, orders or qualifications, the absence of which would not singly or in the aggregate have a material adverse effect on the Company and the Guarantor, taken as a whole, or a material adverse effect on the power or ability of the Company and the Guarantor to perform their respective obligations under this Agreement, the Indenture, the Notes and the Guarantees, as applicable.

(r)       There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor, the Company and the other Subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(s)       There are no legal or governmental proceedings pending or, to the knowledge of the Company and the Guarantor, threatened to which the Guarantor or any of the Subsidiaries is a party or to which any of the properties of the Guarantor or any Subsidiary is subject (i) other than proceedings accurately described in all material respects in the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not have a material adverse effect on the Guarantor, the Company and the other Subsidiaries, taken as a whole, or a material adverse effect on the power or ability of the Company and the Guarantor to perform their obligations under this Agreement, the Indenture, the Notes or the Guarantees, as applicable, or to consummate the transactions contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(t)       Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(u)      None of the Guarantor, the Company or any of the other Subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or that is reasonably likely to cause or result in, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(v)      The Notes will rank pari passu with all existing and future unsecured and unsubordinated indebtedness of the Company, except that the Notes will be effectively subordinated to (i) the claims of each existing and future secured creditor of the Company to the extent of the value of the collateral securing such indebtedness and (ii) all existing and future preferred equity and third-party indebtedness and other liabilities of the subsidiaries of the Company. The Guarantees will rank pari passu with all existing and future unsecured and unsubordinated indebtedness of the Guarantor, except that the Guarantees will be effectively subordinated to (i) the claims of each existing and future secured creditor of the Guarantor to the extent of the value of the collateral securing such indebtedness and (ii) all existing and future preferred equity and third-party indebtedness and other liabilities of the Subsidiaries.

(w)     Each of the Guarantor, the Company and the other Subsidiaries is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(x)      The Guarantor, the Company and the other Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Guarantor, the Company and the other Subsidiaries, taken as a whole.

(y)      In the ordinary course of their business, the Guarantor, the Company and each of the other Subsidiaries conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

(z)      There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) and there are no notices of potential liability or claims pending or, to the knowledge of the Company and the Guarantor, threatened against the Guarantor or any of the Subsidiaries or any of their respective properties concerning Environmental Laws, which would, singly or in the aggregate, have a material adverse effect on the Guarantor, the Company and the other Subsidiaries, taken as a whole; neither the Guarantor, the Company nor any of the other Subsidiaries, nor, to the knowledge of the Company and the Guarantor, any other person has contaminated or caused conditions that threaten to contaminate any of the properties with Hazardous Materials (as hereinafter defined); none of the properties is included on or, to the knowledge of the Company and the Guarantor, is proposed for inclusion on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §. 9601 et seq., or any similar list or inventory of contaminated properties. As used herein, “Hazardous Material” shall mean any hazardous material, hazardous waste, hazardous substance, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, petroleum, petroleum waste, radioactive material, biohazardous material, explosive or any other material, the presence of which in the environment is prohibited, regulated, or serves as the basis of liability, as defined, listed, or regulated by any applicable federal, state, or local environmental law, ordinance, rule or regulation.

(aa)    Except for (i) the Registration Rights Agreement, dated as of May 4, 2010, by and among the Guarantor, the Company and the persons named therein and (ii) the Registration Rights Agreement, dated as of January 28, 2011, by and among the Guarantor, Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates, Inc., there are no contracts, agreements or understandings between the Company or the Guarantor and any person granting such person the right to require the Company or the Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or the Guarantor or to require the Company or the Guarantor to include such securities with the Notes registered pursuant to the Registration Statement.

(bb)     None of the Guarantor, the Company or the other Subsidiaries has sold or issued, or offered or agreed to sell or issue, any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations promulgated thereunder or the interpretations thereof by the Commission.

(cc)     Neither the Guarantor nor any of the Subsidiaries, nor any director, officer, employee, or affiliate, nor, to the Guarantor’s knowledge, any agent or representative acting on behalf of the Guarantor or any of the Subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage that would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); and the Guarantor, the Company and the other Subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to promote and achieve compliance with the FCPA and the representation and warranty contained herein.

(dd)     The operations of the Guarantor, the Company and the other Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Guarantor, the Company and the other Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantor, threatened.

(ee)      (1)    Each of the Company and the Guarantor represents that none of the Guarantor, the Company or any other Subsidiary, nor, to the knowledge of the Company and the Guarantor, any director, officer, employee, agent, affiliate or representative acting on behalf of the Company and the Guarantor, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)      the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions”); or

(B)      located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(2)      Each of the Company and the Guarantor represents and covenants that it will not, directly or indirectly, and will not permit any other Subsidiary to, use the proceeds of the offering of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)      to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)      in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(3)      Each of the Company and the Guarantor represents and covenants that for the past five years it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ff)      Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and prior to the Closing Date, (i) the Guarantor, the Company and the other Subsidiaries have not incurred or agreed to incur any material liability or obligation, direct or contingent, nor entered into any material transaction, (ii) the Guarantor has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends, and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Guarantor, the Company and the other Subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(gg)    The Guarantor, the Company and the other Subsidiaries have good and marketable title in fee simple to all of the properties and good and marketable title to all personal property owned by them which are material to the business of the Guarantor, the Company and the other Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Guarantor, the Company and the other Subsidiaries; and any real property and buildings held under lease by the Guarantor, the Company and the other Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Guarantor, the Company and the other Subsidiaries, in each case except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(hh)    Neither the Guarantor nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation concerning any real property owned in fee simple by or under contract to be acquired by the Guarantor or the Subsidiaries as of the date of this Agreement or any part thereof that would have a material adverse effect on the Guarantor, the Company and the other Subsidiaries, taken as a whole; the Company and the Guarantor have disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus with an adequate amount of detail all options and rights of first refusal to purchase all or part of any property or any interest therein; each of the properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the properties and will not result in a forfeiture or reversion of title; neither the Guarantor nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the properties or any part thereof, and neither the Guarantor nor any Subsidiary knows of any such condemnation or zoning change which is threatened, and, in each case, which if consummated would have a material adverse effect on the Guarantor and each of the Subsidiaries, taken as a whole; all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets of the Guarantor and any of the Subsidiaries that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus are disclosed therein.

(ii)      Except as (i) disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or (ii) would not have a material adverse effect on the Guarantor, the Company and the other Subsidiaries, taken as a whole, to the Guarantor’s knowledge, no lessee of any portion of any of the properties of the Guarantor, the Company and the other Subsidiaries is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any of such leases.

(jj)      Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the mortgages encumbering the properties of the Guarantor, the Company and the other Subsidiaries are not and will not be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such property or in the Guarantor or any Subsidiary, (ii) cross-defaulted to any indebtedness other than indebtedness of the Guarantor or any of the Subsidiaries, or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Guarantor or any of the Subsidiaries.

(kk)    To the knowledge of the Guarantor, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each property of the Guarantor, the Company and the other Subsidiaries over duly dedicated streets or perpetual easements of record benefiting the applicable property.

(ll)      There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company or the Guarantor of interests in assets or real property that is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that is not already so described.

(mm)  Neither the Guarantor nor any Subsidiary has sent, received or otherwise become aware of any communication regarding termination of, or intent not to renew, any of the contracts or agreements with any “major tenant” identified in Schedule VI hereto, including any such contract or agreement filed as an exhibit to the Registration Statement or in the filings made by the Company and the Guarantor under the Exchange Act that would be incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and no such termination or non-renewal has been threatened by the Guarantor or any Subsidiary or, to the knowledge of the Guarantor, any other party to any such contract or agreement.

(nn)     The Guarantor, the Company and the other Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Guarantor nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Guarantor, the Company and the other Subsidiaries, taken as a whole.

(oo)     No material labor dispute with the employees of the Guarantor, the Company and the other Subsidiaries exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Guarantor, the Company and the other Subsidiaries is imminent.

(pp)     The Guarantor, the Company and the other Subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Guarantor, the Company and the other Subsidiaries, taken as a whole, have not been refused any insurance coverage sought or applied for; and the Guarantor, the Company and the other Subsidiaries, taken as a whole, have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that would not have a material adverse effect on the Guarantor, the Company and the other Subsidiaries, taken as a whole, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(qq)     The Guarantor, the Company and the other Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as would not have a material adverse effect on the Guarantor, the Company and the other Subsidiaries, taken as a whole, and neither the Guarantor nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Guarantor, the Company and the other Subsidiaries, taken as a whole, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(rr)      The consolidated financial statements included in, or incorporated by reference into, the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Guarantor, the

Company and the other Subsidiaries, or any predecessor entity thereto, as applicable, at the dates indicated, and the combined results of operations, owners’ equity and cash flows of the Guarantor, the Company and the other Subsidiaries, or any predecessor entity thereto, as applicable, for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as applied in the United States and on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto; said financial statements have been prepared on a consistent basis with the books and records of the Guarantor, the Company and the other Subsidiaries, or any predecessor entity thereto, as applicable. The supporting schedules included in, or incorporated by reference into, the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The summary financial data set forth under the caption “Capitalization” in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly present, on the basis stated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the information included therein. The unaudited pro forma condensed consolidated financial statements and the related notes thereto included in, or incorporated by reference into, the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance in all material respects with the applicable requirements of Regulation S-X under the Securities Act, and, in the opinion of the Guarantor, the assumptions used in the preparation thereof are reasonable and provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, and the related adjustments used therein give appropriate effect to the transactions and circumstances referred to therein and the pro forma columns therein reflect the proper application of these adjustments to the corresponding historical financial statement amounts. Other than the historical and pro forma financial statements (and schedules) included in, or incorporated by reference into, the Registration Statement, the Time of Sale Prospectus and the Prospectus, no other historical or pro forma financial statements (or schedules) are required by the Securities Act to be included therein.

(ss)     The Guarantor, the Company and each of the other Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate in all material respects. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Guarantor’s most recent audited fiscal year, there has been (i) no material weakness in the Guarantor’s internal control over financial reporting (whether or not remediated), and (ii) no change in the Guarantor’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Guarantor’s internal control over financial reporting.

(tt)      The Guarantor has made a timely election to be subject to tax as a real estate investment trust (a “REIT”) pursuant to Section 856 through 860 of the Code commencing with its taxable year ended December 31, 2010, and commencing with such taxable year, the

Guarantor has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Guarantor’s present and proposed method of operation as set for in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Guarantor’s qualification and taxation as a REIT and descriptions of the Guarantor’s organization and proposed method of operation set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus are true, complete and correct in all materials respects.

(uu)     The Guarantor, the Company and the other Subsidiaries have filed on a timely basis all material federal, state, local and foreign tax returns required to be filed through the date hereof or have properly requested extensions thereof, and all such tax returns are true, correct and complete in all material respects, and have paid all material taxes required to be paid, including any tax assessment, fine or penalty levied against the Guarantor or any of the Subsidiaries, and, except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity, which, singly or in the aggregate, if determined adversely to any such entity, could reasonably be expected to have a material adverse effect on the Guarantor, the Company and the other Subsidiaries, taken as a whole; all material tax liabilities are adequately provided for on the respective books of such entities.

(vv)     Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Guarantor and the Company have not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than securities issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights, warrants or OP Units.

(ww)   Since April 28, 2010, the Guarantor has timely filed all documents required to be filed by it under the Exchange Act. Since June 12, 2013, the Company has timely filed all documents required to be filed by it under the Exchange Act.

(xx)    Deloitte & Touche, LLP, who have certified certain financial statements of the Guarantor, the Company and the other Subsidiaries, or any predecessor entity thereto, and certain properties acquired by the Guarantor, are an independent registered public accounting firm with respect to the Guarantor as required by the Securities Act.

(yy)     The Guarantor and its directors and officers, in their respective capacities as such, are in compliance with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder.

(zz)     The interactive data in eXtensbile Business Reporting Language that have been filed with the Commission in connection with the documents incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.       Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company, the principal amount of the Notes set forth in Schedule I hereto opposite its name, at a price equal to 98.8270% of the principal amount thereof, plus accrued interest, if any, from May 12, 2014 (the “Purchase Price”). The Notes will have annexed thereto the Guarantees of the Guarantor. The Company and the Guarantor have been advised by you that the Underwriters propose to offer the Notes and the Guarantees for sale to the public as set forth in the Time of Sale Prospectus.

3.       Payment and Delivery. Payment for the Notes shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Notes for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May 12, 2014, or at such other time on the same or such other date, not later than three business days after pricing, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Notes shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Notes shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Notes to the Underwriters duly paid, against payment of the Purchase Price therefor.

4.       Conditions to the Underwriters’ Obligations. The several obligation of the Underwriters hereunder to purchase the Notes on the Closing Date as provided herein is subject to the accuracy of the representations and warranties of the Company and the Guarantor herein contained, to the performance by the Company and the Guarantor of their obligations hereunder, and to the following further conditions:

(a)      Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)       there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Guarantor, the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)       there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor, the Company and the other Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)      The Underwriters shall have received on the Closing Date a certificate dated the Closing Date and signed by an executive officer of the Company and the Guarantor, to the effect set forth in Sections 4(a)(i) and 4(a)(ii) above and to the effect that the representations and warranties of the Company and the Guarantor contained in this Agreement are true and correct as of the Closing Date, and that the Company and the Guarantor have complied with all of the agreements and satisfied all of the conditions on their respective part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)      The Underwriters shall have received on the Closing Date the opinions of Latham & Watkins LLP, outside counsel for the Company and the Guarantor, dated the Closing Date, with respect to the matters identified in Exhibits A-1 and A-2 hereto. The opinions of Latham & Watkins LLP described in Exhibits A-1 and A-2 shall be rendered to the Underwriters at the request of the Company and shall so state therein. The opinions of Latham & Watkins LLP described in Exhibits A-1 and A-2 may also state that, insofar as such opinions involve factual matters, Latham & Watkins LLP has relied, to the extent they deem proper, upon certificates of officers of the Guarantor.

(d)      The Underwriters shall have received on the Closing Date an opinion of Ballard Spahr LLP, Maryland counsel to the Guarantor, dated the Closing Date, with respect to the matters identified in Exhibit B hereto. The opinions of Ballard Spahr LLP described in Exhibit B shall be rendered to the Underwriters at the request of the Guarantor and shall so state therein.

(e)      The Underwriters shall have received on the Closing Date an opinion of Clifford Chance US LLP, counsel for the Underwriters, dated the Closing Date, in the form and substance reasonably satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by Maryland law, upon the opinion of Ballard Spahr LLP referred to in Section 4(d) above. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Guarantor and certificates of public officials.

(f)      The Underwriters shall have received on the Closing Date an opinion of the General Counsel of the Guarantor, dated the Closing Date, with respect to the matters identified in Exhibit C hereto. The opinions of General Counsel of the Guarantor described in Exhibit C shall be rendered to the Underwriters at the request of the Guarantor and shall so state therein.

(g)      The Underwriters shall have received on each of the date hereof and the Closing Date a letter dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than two days prior to the date hereof and the Closing Date, as applicable.

5.       Covenants of the Company and the Guarantor.  The Company and the Guarantor covenant with each Underwriter as follows:

(a)      To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto or documents incorporated by reference therein) and to furnish to you in New York City, without charge, prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5(e) or 5(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)      Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)      To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Guarantor or the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)      Not to take any action that would result in an Underwriter, the Guarantor or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)      If the Time of Sale Prospectus is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)      If, during such period after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Guarantor) to which Notes may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)      To endeavor to qualify the Notes for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request; provided, in no event shall the Guarantor or any Subsidiary be obligated as a result of such request to (i) qualify to do business as a foreign corporation in any jurisdiction where it is not already so qualified, (ii) file any general consent to service of process or (iii) subject itself to taxation in any jurisdiction where it is not already subject to taxation.

(h)      To make generally available to the Guarantor’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Guarantor occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)       The Guarantor will use its best efforts to meet the requirements to qualify as a REIT under the Code, unless the Guarantor’s board of directors determines it is no longer in the Guarantor’s stockholders’ best interests to do so.

(j)       The Company and the Guarantor will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k)      The Guarantor and the Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(l)       Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and Guarantor’s counsel and the Guarantor’s accountants in connection with the registration and delivery of the Notes under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company or the Guarantor and amendments and supplements to any of the foregoing, including the filing fees payable to the

Commission relating to the Notes (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 5(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or legal investment memorandum, (iv) any rating of the Notes by rating agencies, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with any required review and qualification of the offering of the Notes by the Financial Industry Regulatory Authority, (vi) the services of the Trustee and any agent of the Trustee (including the fees and disbursements of counsel for the Trustee), (vii) the cost of printing certificates representing the Notes, if any, (viii) the costs and expenses of the Company and the Guarantor relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Guarantor, travel and lodging expenses of the representatives and officers of the Company and the Guarantor and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the costs and expenses relating to obtaining any third party consents and approvals in connection with the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and with the transactions contemplated thereby and (x) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantor hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution” and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Notes by them and any advertising expenses connected with any offers they may make.

(m)     If the third anniversary of the initial effective date of the Registration Statement occurs before all the Notes have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Notes to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(n)      The Company and the Guarantor will prepare a final term sheet relating to the offering of the Notes, substantially in the form of Schedule III hereto and approved by the Representatives, and file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Notes.

(o)      Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to cause or result in, or that is reasonably likely to cause or result in, stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(p)      The Company will comply with all agreements set forth in the representation letters of the Company to DTC relating to the acceptance of the Notes for “book-entry” transfer through the facilities of DTC.

6.        Covenants of the Underwriters.    Each Underwriter severally covenants with the Company and the Guarantor not to take any action that would result in the Company or the Guarantor being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company or the Guarantor thereunder, but for the action of the Underwriter.

7.        Indemnity and Contribution.  (a) Each of the Company and the Guarantor, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company or Guarantor information that the Company or Guarantor has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through you expressly for use therein.

(b)      Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Guarantor, its directors, its officers who sign the Registration Statement, the Company, its officers who sign the Registration Statement and each person, if any, who controls the Company and the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity contained in Section 7(a) from the Company and the Guarantor to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c)      In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 7(a), and by the Company or the Guarantor, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)      To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the Guarantor, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, bear to the aggregate public offering price of the Notes, in each case as set forth in the table on the cover of the Prospectus. The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Notes they have purchased hereunder, and not joint.

(e)      The Company, the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)      The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Guarantor, its officers or directors or any person controlling the Guarantor and (iii) acceptance of and payment for any of the Notes.

8.        Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company or the Guarantor if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Guarantor or the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

9.       Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Notes that it has or they have agreed to purchase hereunder on such date, and the principal amount of the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of the Notes set forth opposite their respective names in Schedule I bears to the total principal amount of the Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of the Notes that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of the Notes without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase the Notes and the total principal amount of the Notes with respect to which such default occurs is more than one-tenth of the total principal amount of the Notes to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Guarantor. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company of the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement (which, for the purposes of this Section 9, shall not include termination by the Underwriters under items (i), (iii), (iv) or (v) of Section 8), the Company and Guarantor will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder. If this Agreement is terminated pursuant to this Section by reason of the default of one or more Underwriters, the Company and the Guarantor shall not be obligated to reimburse any defaulting Underwriter for its out-of-pocket expenses (including the fees and disbursements of its counsel).

10.      Research Analyst Independence.     Each of the Company and the Guarantor acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the Guarantor and/or the offering that differ from the views of their respective investment banking divisions. Each of the Company and the Guarantor acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

11.      Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes and the Guarantees represent the entire agreement between the Company, the Guarantor and the Underwriters with respect to the preparation of the Registration Statement, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Notes.

(b)      The Company and the Guarantor acknowledge that in connection with the offering of the Notes: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Guarantor or any other person, (ii) the Underwriters owe the Company and the Guarantor only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Guarantor. The Company and the Guarantor waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.

12.      Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.      Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The Company and the Guarantor hereby submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14.      Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.      Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Barclays Capital Inc., 745

Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile No.: 1-646-834-8133; and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Facsimile No.: 1-704-410-0326; and if to the Company or the Guarantor shall be delivered, mailed or sent to Excel Trust, Inc., 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, Attention: General Counsel, with a copy to Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, California 92130, Attention: Craig M. Garner, Esq.

Very truly yours,

Excel Trust, L.P.

By:	Excel Trust, Inc., its general partner

By:	/s/ Spencer G. Plumb
	Name:	Spencer G. Plumb
	Title:	President and Chief Operating Officer

Excel Trust, Inc.

By:	/s/ Spencer G. Plumb
	Name:	Spencer G. Plumb
	Title:	President and Chief Operating Officer

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

Accepted as of the date hereof

Barclays Capital Inc.
Wells Fargo Securities, LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Barclays Capital Inc.

By:	/s/ Pamela Kendall
Name: Pamela Kendall
Title: Director

By:	Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

SCHEDULE I

Underwriters	Principal Amount of Notes

Barclays Capital Inc.	$100,000,000

Wells Fargo Securities, LLC	$62,500,000

KeyBanc Capital Markets Inc.	$22,500,000

U.S. Bancorp Investments, Inc.	$22,500,000

Jefferies LLC	$12,500,000

Mitsubishi UFJ Securities (USA), Inc.	$6,250,000

Raymond James & Associates, Inc.	$6,250,000

Sandler O’Neill & Partners, L.P.	$6,250,000

Stifel, Nicolaus & Company, Incorporated	$6,250,000

Cantor Fitzgerald & Co.	$5,000,000

Total:	$250,000,000

Schedule I-1

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

1.        Final term sheet, dated May 7, 2014, relating to the Notes and the Guarantees, as filed pursuant to Rule 433 under the Securities Act and attached as Schedule III hereto.

Schedule II-1

SCHEDULE III

PRICING TERM SHEET

Excel Trust, L.P.

$250,000,000 4.625% Senior Notes due 2024

fully and unconditionally guaranteed by

Excel Trust, Inc.

Issuer:	Excel Trust, L.P.
Guarantor:	Excel Trust, Inc.
Security:	4.625% Senior Notes due 2024
Ratings (Moody’s / S&P / Fitch):	Baa3 / BBB- / BBB- *
Principal Amount:	$250,000,000
Security Type:	Senior Unsecured Fixed Rate Notes
Legal Format:	SEC Registered
Pricing Date:	May 7, 2014
Settlement Date:	May 12, 2014 (T+3)
Maturity Date:	May 15, 2024
Public Offer Price:	99.477% of principal amount
Coupon:	4.625%
Benchmark Treasury:	2.750% due February 15, 2024
Spread to Benchmark Treasury:	210 basis points (2.100%)
Benchmark Treasury Price / Yield:	101-11+ / 2.591%
Yield to Maturity:	4.691%
Interest Payment Dates:	Semi-annually on May 15 and November 15, commencing on November 15, 2014
Redemption Provisions:	Par Call: After February 15, 2024 at 100% Make-Whole Call: On or prior to February 15, 2024 at the Adjusted Treasury Rate +35 basis points
Denominations:	$2,000 and integral multiples of $1,000 in excess thereof
CUSIP / ISIN:	30068DAA5 / US30068DAA54
Joint Book-Running Managers:	Barclays Capital Inc.
Wells Fargo Securities, LLC KeyBanc Capital Markets Inc. U.S. Bancorp Investments, Inc.
Co-Managers:	Jefferies LLC Cantor Fitzgerald & Co. Mitsubishi UFJ Securities (USA), Inc. Raymond James & Associates, Inc. Sandler O’Neill & Partners, L.P. Stifel, Nicolaus & Company, Incorporated

Schedule III-1

Pro Forma Ratios of Earnings to Fixed Charges:	After giving effect to this offering and the application of the net proceeds as described in “Use of Proceeds” in the preliminary prospectus supplement, the ratio of earnings to fixed charges on a pro forma basis would have been 1.13 for the three months ended March 31, 2014 and 1.08 for the year ended December 31, 2013.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement for this offering, the issuer’s prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by searching the SEC online database (EDGAR) on the SEC website at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847, and Wells Fargo Securities, LLC by calling 1-800-326-5897.

Schedule III-2

SCHEDULE IV

List of Subsidiaries

Excel Anthem, LLC, a Delaware limited liability company

Excel Bay Hill LLC, a Delaware limited liability company

Excel Bay Hill Manager LLC, a Delaware limited liability company

Excel Beckley LLC, a Delaware limited liability company

Excel Brandywine LLC, a Delaware limited liability company

Excel Centre Partners, LLC, a California limited liability company

Excel Dellagio LLC, a Delaware limited liability company

Excel Dothan LLC, a Delaware limited liability company

Excel Duncanville LLC, a Delaware limited liability company

Excel Duncanville LP, a Delaware limited liability company

Excel East Chase LLC, a Delaware limited liability company

Excel Fitness LLC, a Delaware limited liability company

Excel Foxwood LLC, a Delaware limited liability company

Excel Gilroy LLC, a Delaware limited liability company

Excel GIV La Costa, LLC a Delaware limited liability company

Excel GIV La Costa Owner, LLC, a Delaware limited liability company

Excel Hulen LLC, a Delaware limited liability company

Excel La Costa LLC, a Delaware limited liability company

Excel Lake Burden LLC, a Delaware limited liability company

Excel Lake Pleasant LLC, a Delaware limited liability company

Excel League City, LLC, a Delaware limited liability company

Excel League City, LP, a Delaware limited liability company

Excel Maguire I LLC, a Delaware limited liability company

Schedule IV-1

Excel Maguire II LLC, a Delaware limited liability company

Excel Manteca LLC, a Delaware limited liability company

Excel Newport LLC, a Delaware limited liability company

Excel Odessa LLC, a Delaware limited liability company

Excel Promenade LLC, a Delaware limited liability company

Excel Promenade Office LLC, a Delaware limited liability company

Excel Red Boulder LLC, a Delaware limited liability company

Excel Rockwall LLC, a Delaware limited liability company

Excel Rosewick LLC, a Delaware limited liability company

Excel San Marcos LLC, a Delaware limited liability company

Excel Sears Promenade LLC, a Delaware limited liability company

Excel Shippensburg LLC, a Delaware limited liability company

Excel Southlake LLC, a Delaware limited liability company

Excel Southlake I LP, a Delaware limited liability company

Excel Spring Hill LLC, a Delaware limited liability company

Excel St. Marys LLC, a Delaware limited liability company

Excel Stockton LLC, a Delaware limited liability company

Excel Tracy Pavilion LLC, a Delaware limited liability company

Excel Trust, L.P., a Delaware limited partnership

Excel TRS Inc., a Delaware corporation

Excel Vestavia, LLC, a Delaware limited liability company

Excel WBV III LLC, a Delaware limited liability company

Excel WBV V LLC, a Delaware limited liability company

Five Forks GS, LLC, a Delaware limited liability company

Vestavia Outparcel Holdings, LLC, an Alabama limited liability company

Schedule IV-2

SCHEDULE V

List of Significant Subsidiaries

Excel Anthem, LLC, a Delaware limited liability company

Excel Brandywine LLC, a Delaware limited liability company

Excel East Chase LLC, a Delaware limited liability company

Excel Promenade LLC, a Delaware limited liability company

Excel Rockwall LLC, a Delaware limited liability company

Excel Rosewick LLC, a Delaware limited liability company

Excel Spring Hill LLC, a Delaware limited liability company

Excel Stockton LLC, a Delaware limited liability company

Excel Trust, L.P., a Delaware limited partnership

Excel Vestavia, LLC, a Delaware limited liability company

Excel WBV III LLC, a Delaware limited liability company

Excel WBV V LLC, a Delaware limited liability company

Schedule V-1

SCHEDULE VI

LIST OF MAJOR TENANTS

Property:	Major Tenants:
Anthem Highlands	Albertsons
The Crossings at Spring Hill	Ross Dress for Less, PetSmart
The Promenade	Nordstrom Rack
Park West Place	Lowe’s
Gilroy Crossing	Kohl’s
Brandywine Crossing	Safeway
Plaza at Rockwall	Dick’s Sporting Goods
Vestavia Hills City Center	Publix, Rave Motion Pictures
Edwards Theatres	Edwards Theatres
Rosewick Crossing	Giant Food
Excel Centre	Kaiser Permanente
5000 South Hulen	Barnes & Noble
Lowe’s	Lowe’s
Shops at Foxwood	Publix

Schedule VI-1

Northside Plaza	Publix, Hobby Lobby
Five Forks Place	Publix
West Broad Village	Whole Foods
Pavilion Crossing	Publix
Chimney Rock	Academy Sports
EastChase Market Center	Dick’s Sporting Goods
Red Rock Commons	Dick’s Sporting Goods
Lake Pleasant Pavilion	Marshalls, Bed Bath & Beyond
Tracy Pavilion	Ross Dress for Less, Marshalls, PetSmart
Stadium Center	Ross Dress for Less, Jo-Ann
League City	TJ Maxx, Ross Dress for Less, PetSmart
LA Fitness	LA Fitness
Centennial Crossroads	Vons

Schedule VI-2